Exhibit 5.1

ATTORNEYS & COUNSELORS AT LAW
633 SEVENTEENTH STREET, SUITE 3000
DENVER, COLORADO 80202
Sherman & Howard L.L.C.	TELEPHONE: (303) 297-2900
FAX: (303) 298-0940
OFFICES IN: COLORADO SPRINGS
PHOENIX • RENO • LAS VEGAS

January 4, 2007

CoBiz Inc.

821 17th Street

Denver, CO 80202

Re:   Legality of Securities to be Registered under Registration Statement on Form S-3

 Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to CoBiz Inc. (the “Company”) in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (A) the sale by the Company from time to time of an indeterminate amount of (1) debt securities (“Debt Securities”), (2) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (3) shares of common stock, par value $0.01 per share (“Common Stock”), (4) depositary shares representing interests in Preferred Stock (“Depositary Shares”) and/or (5) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), or any combination thereof, with an initial aggregate public offering price of up to $100,000,000, and (B) the sale of up to 2,000,000 shares of Common Stock by selling shareholders (such securities being referred to collectively as the “Securities”).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below.  For purposes of our examination, we have assumed and have not independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies.  As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

Members of our firm are admitted to practice in the State of Colorado.  We express no opinion as to the laws of any jurisdiction other than the United States of America and the State of Colorado, and also express no opinion with respect to the blue sky securities laws of any state, including Colorado.

Based upon the foregoing and subject to the additional qualifications and assumptions set forth below, we are of the opinion that:

1.     The issuance of those shares of Common Stock that are currently issued and outstanding has been duly authorized, and such shares of Common Stock have been legally issued and are fully paid and nonassessable.

2.     When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting or other agreement, and upon receipt by the Company of the consideration provided for in such authorization (which consideration is not less than the par value), or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, those shares of Common Stock that are not currently issued and outstanding will be legally issued, fully paid and nonassessable.

3.     Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Colorado of Articles of Amendment to the Articles of Incorporation of the Company relating to such series of Preferred Stock and when specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting or other agreement, and upon receipt by the Company of the consideration provided for in such authorization (which consideration is not less than the par value), or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, the Preferred Stock will be legally issued, fully paid and nonassessable.

4.     When (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the Warrants are duly executed by the Company, all conditions for delivery of the Warrants established by the authorization of the Company’s Board of Directors or an authorized committee thereof have been met and the Warrants are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting or other agreement, and (iii) the conditions in the applicable warrant agreement have been satisfied, the Warrants will be binding obligations of the Company.

5.     When (i) the terms of the Depositary Shares and the applicable deposit agreement are established or authorized and the depositary receipts evidencing the

Depositary Shares are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the depositary receipts evidencing the Depositary Shares are duly executed by the Company, all conditions for delivery of such depositary receipts established by the authorization of the Company’s Board of Directors or an authorized committee thereof have been met and such depositary receipts are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting or other agreement, and (iii) the conditions in the applicable deposit agreement have been satisfied, the depositary receipts evidencing the Depositary Shares will entitle the holders thereof to the rights specified in such depositary receipts.

6.     When (i) the terms of a series of Debt Securities and the applicable indenture are established or authorized and the Debt Securities are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof in accordance with the applicable indenture and (ii) such Debt Securities are executed and authenticated, as specified in the relevant indenture, all conditions for delivery of the Debt Securities established by the authorization of the Company’s Board of Directors or an authorized committee thereof have been met and the Debt Securities are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting agreement or (iii) when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with the terms of such series.

The foregoing assumes that (i) all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, (ii) there is a sufficient number of authorized but unissued Common Stock or Preferred Stock available for issuance under the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), to issue the Securities being issued under the Registration Statement, (iii) in the case of Preferred Stock and Depositary Shares, an amendment to the Articles of Incorporation has been filed with the Secretary of State of the State of Colorado establishing the terms of the Preferred Stock to be issued, with respect to which Depositary Shares are issued, (iv) in the case of Depositary Shares, a deposit agreement will have been executed and delivered by the Company (and any other maker thereof), (v) in the case of the Warrants, a warrant agreement will have been executed and delivered by the Company (and any other maker thereof) and (vi) in the case of the Debt Securities, the applicable indenture governing the terms of a series of Debt Securities will have been executed and delivered by the Company.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any of the Warrants, under the deposit agreement for any of the Depositary Shares or under the applicable indenture for the Debt Securities, namely, the warrant agent, the depositary or the trustee, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement, deposit agreement, indenture or other agreement, as applicable; that such warrant agreement, deposit agreement, indenture or other agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement, deposit agreement, indenture or other agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement, deposit agreement or indenture, as applicable.

Our opinions above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We express no opinion as to the validity, binding effect or enforceability (A) of any waiver (whether or not stated as such) under any indenture, warrant agreement or deposit agreement or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) of any waiver (whether or not stated as such) contained in any indenture, warrant agreement or deposit agreement of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) of any provisions of any indenture, warrant agreement or deposit agreement that may be construed as penalties or forfeitures; (D) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in any indenture, warrant agreement or deposit agreement to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (E) of any provision of any indenture, warrant agreement or deposit agreement attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, or (v) provide that remedies are cumulative or that decisions by a party are conclusive.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ SHERMAN & HOWARD L.L.C.